Exhibit 99.1

STRYKER REPORTS SECOND QUARTER 2015 RESULTS

Kalamazoo, Michigan - July 23, 2015 - Stryker Corporation (NYSE:SYK) reported operating results for the second quarter of 2015:
Second Quarter Highlights
Raises full year organic sales growth guidance to 5.5% to 6.5%
Raises full year adjusted diluted net earnings per share guidance to $5.06 to $5.12
Net sales grew 2.9% to $2.4 billion (7.6% constant currency)

•	Orthopaedics 0.6% or 6.2% constant currency

•	MedSurg 3.9% or 7.4% constant currency

•	Neurotechnology and Spine 6.4% or 11.5% constant currency
Reported diluted net earnings per share increased 212.1% to $1.03
Adjusted diluted net earnings per share(1) increased 11.1% to $1.20

"We continue to execute well across our businesses and delivered organic sales growth of approximately 7% in the second quarter," said Kevin A. Lobo, Chairman and Chief Executive Officer. "Our strong first half performance and positive momentum is reflected in our raised guidance and underscores the strength of our people and diversified portfolio."
Sales Analysis
Consolidated net sales of $2.4 billion increased 2.9% in the quarter, as reported, and 7.6% in constant currency as net sales were negatively impacted by 4.7% due to the impact of foreign currency exchange rates. Excluding the 0.7% impact of acquisitions, net sales in the quarter increased 6.9% in constant currency, including 8.7% from increased unit volume partially offset by 1.8% lower prices.
Orthopaedics net sales of $1.0 billion increased 0.6% in the quarter, as reported, and 6.2% in constant currency as net sales were negatively impacted by 5.6% due to the impact of foreign currency exchange rates. Excluding the 0.9% impact of acquisitions, net sales in the quarter increased 5.3% in constant currency, including 7.7% from increased unit volume partially offset by 2.4% lower prices.
MedSurg net sales of $939 million increased 3.9% in the quarter, as reported, and 7.4% in constant currency as net sales were negatively impacted by 3.5% due to the impact of foreign currency exchange rates. Excluding the 0.7% impact of acquisitions, net sales in the quarter increased 6.7% in constant currency, including 7.3% from increased unit volume partially offset by 0.6% lower prices.
Neurotechnology and Spine net sales of $458 million increased 6.4% in the quarter, as reported, and 11.5% in constant currency as net sales were negatively impacted by 5.1% due to the impact of foreign currency exchange rates. Net sales in the quarter in constant currency increased 14.1% from increased unit volume partially offset by 2.7% lower prices.
Earnings Analysis
Reported net earnings of $392 million increased 206.3% in the quarter. Reported diluted net earnings per share of $1.03 increased 212.1% in the quarter. Reported net earnings include charges for the Rejuvenate and ABG II recall, legal settlements, acquisition and integration related activities, additional cost of sales for inventory sold that was "stepped up" to fair value related to acquisitions, and restructuring related activities. The effect of each of these matters on reported net earnings appears in the reconciliation of GAAP to non-GAAP measures provided below. These charges reduced the reported gross profit margin in the quarter from 66.3% to 66.0% and reduced the reported operating income margin in the quarter from 23.8% to 17.6%.
Excluding the impact of the items described above, adjusted net earnings(2) of $458 million increased 10.4% in the quarter. Adjusted diluted net earnings per share(1) of $1.20 increased 11.1% in the quarter.
2015 Outlook
We expect 2015 constant currency sales growth in the range of 6.5% to 7.5%, including organic sales growth in the range of 5.5% to 6.5%. Based on current foreign currency exchange rates we expect adjusted diluted net earnings per share to be in the range of $1.20-$1.25 and $5.06-$5.12 in the third quarter and the full year, respectively. If foreign currency exchange rates hold near current levels, we expect sales in the third quarter and full year of 2015 to be negatively impacted by approximately 3.5% to 4.0% and adjusted diluted net earnings per share to be negatively impacted by approximately $0.25 in the full year.
(1) A reconciliation of reported diluted net earnings per share to adjusted diluted net earnings per share, a non-GAAP financial measure, and other important information, appears below.
(2) A reconciliation of reported net earnings to adjusted net earnings, a non-GAAP financial measure, and other important information, appears below.

Conference Call on Thursday, July 23, 2015
As previously announced, the Company will host a conference call on Thursday, July 23, 2015 at 4:30 p.m., Eastern Time, to discuss the Company's operating results for the quarter ended June 30, 2015 and provide an operational update.
To participate in the conference call dial (866) 436-9172 (domestic) or (630) 691-2760 (international) and be prepared to provide confirmation number 38313498 to the operator.
A simultaneous webcast of the call will be accessible via the Company's website at www.stryker.com. The call will be archived on this site for 90 days.
A recording of the call will also be available from 8:30 p.m., Eastern Time, on Thursday, July 23, 2015, until 11:59 p.m., Eastern Time, on Thursday, July 30, 2015. To hear this recording you may dial (888) 843-7419 (domestic) or (630) 652-3042 (international) and enter the passcode 3831 3498 #.

Caution Concerning Forward-Looking Statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to the Rejuvenate and ABG II matter; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; changes in the competitive environment; our ability to integrate acquisitions; and our ability to realize anticipated cost savings as a result of workforce reductions and other restructuring activities. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Stryker is one of the world's leading medical technology companies and together with our customers, we are driven to make healthcare better. The Company offers a diverse array of innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine, which help improve patient and hospital outcomes. Stryker is active in over 100 countries around the world.  Please contact us for more information at www.stryker.com.

For investor inquiries please contact:
Katherine A. Owen, Stryker Corporation, 269-385-2600 or katherine.owen@stryker.com

STRYKER CORPORATION For the Three and Six Months Ended June 30, 2015 and 2014 (Unaudited - Millions of Dollars, Except Per Share Amounts) CONDENSED STATEMENTS OF EARNINGS

	Three Months			Six Months
	2015	2014	% Change	2015	2014	% Change
Net Sales	$2,432	$2,363	2.9	$4,811	$4,668	3.1
Cost of Sales	827	815	1.5	1,653	1,591	3.9
Gross Profit	1,605	1,548	3.7	3,158	3,077	2.6
% of sales	66.0%	65.5%		65.6%	65.9%
Research, development and engineering expenses	154	158	(2.5)	306	308	(0.6)
Selling, general and administrative expenses	861	870	(1.0)	1,753	1,729	1.4
Recall charges	112	276	(59.4)	166	620	(73.2)
Intangible asset amortization	49	47	4.3	98	92	6.5
Total Operating Expenses	1,176	1,351	(13.0)	2,323	2,749	(15.5)
Operating Income	429	197	117.8	835	328	154.6
% of sales	17.6%	8.3%		17.4%	7.0%
Other income (expense), net	(28)	(30)	(6.7)	(57)	(54)	5.6
Earnings before income taxes	401	167	140.1	778	274	183.9
Income Taxes	9	39	(76.9)	162	76	113.2
Net Earnings	$392	$128	206.3	$616	$198	211.1
Net earnings per share of common stock:
Basic	$1.04	$0.34	205.9	$1.63	$0.52	213.5
Diluted	$1.03	$0.33	212.1	$1.61	$0.51	215.7
Weighted-average shares outstanding - in millions:
Basic	377.0	378.8		377.9	378.5
Diluted	381.1	382.7		382.2	382.7
CONDENSED BALANCE SHEETS

	June	December
	2015	2014
ASSETS
Cash and cash equivalents	$3,626	$1,795
Marketable securities	651	3,205
Accounts receivable, (net)	1,500	1,572
Inventories	1,619	1,588
Other current assets	1,540	1,513
Total Current Assets	8,936	9,673
Property, plant and equipment, (net)	1,102	1,098
Goodwill and other intangibles, (net)	6,050	6,204
Other assets	731	738
Total Assets	$16,819	$17,713
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	2,035	2,871
Accrued recall expenses	1,688	1,593
Other liabilities	1,349	1,408
Long-term debt, excluding current maturities	3,242	3,246
Shareholders' equity	8,505	8,595
Total liabilities and shareholders' equity	$16,819	$17,713
CONDENSED STATEMENTS OF CASH FLOWS

	Six Months
	2015	2014
Operating activities
Net earnings	$616	$198
Depreciation	90	93
Intangibles amortization	98	92
Changes in operating assets and liabilities and other, net	(67)	196
Net cash provided by operating activities	737	579
Investing activities
Acquisitions, net of cash acquired	(92)	(457)
Change in marketable securities, net	2,432	(785)
Purchases of property, plant and equipment	(114)	(124)
Net cash provided by (used in) investing activities	2,226	(1,366)
Financing activities
Borrowings of debt (repayments of debt), net	(498)	1,093
Dividends paid	(261)	(231)
Repurchase and retirement of common stock	(324)	(60)
Other financing	32	(35)
Net cash (used in) provided by financing activities	(1,051)	767
Effect of exchange rate changes on cash and cash equivalents	(81)	—
Change in cash and cash equivalents	$1,831	$(20)

STRYKER CORPORATION For the Three and Six Months Ended June 30, 2015 (Unaudited - Millions of Dollars) SUPPLEMENTAL SALES GROWTH ANALYSES

	Three Months				Six Months
			% Change				% Change
	2015	2014	As Reported	Constant Currency	2015	2014	As Reported	Constant Currency
Geographic sales:
United States	$1,716	$1,569	9.4%	9.4%	$3,389	$3,111	8.9%	8.9%
International	716	794	(9.9)%	4.1%	1,422	1,557	(8.7)%	4.7%
Total Net Sales	$2,432	$2,363	2.9%	7.6%	$4,811	$4,668	3.1%	7.5%
Worldwide sales:
Orthopaedics	$1,035	$1,028	0.6%	6.2%	$2,058	$2,027	1.5%	6.9%
MedSurg	939	905	3.9%	7.4%	1,866	1,791	4.2%	7.6%
Neurotechnology and Spine	458	430	6.4%	11.5%	887	850	4.3%	9.1%
Total Net Sales	$2,432	$2,363	2.9%	7.6%	$4,811	$4,668	3.1%	7.5%

	Three Months
			% Change
					U.S.	International
	2015	2014	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics
Knees	$346	$350	(1.0)%	3.6%	2.8%	(9.3)%	5.3%
Hips	320	326	(2.1)%	3.7%	5.7%	(12.4)%	1.1%
Trauma and Extremities	309	298	4.0%	10.8%	17.8%	(12.0)%	2.7%
Other	60	54	8.9%	12.9%	15.1%	(8.9)%	6.5%
ORTHOPAEDICS	$1,035	$1,028	0.6%	6.2%	8.3%	(11.3)%	3.0%

MedSurg
Instruments	354	340	4.3%	8.5%	10.1%	(10.8)%	4.2%
Endoscopy	335	336	(0.2)%	3.2%	4.9%	(12.3)%	(0.8)%
Medical	197	177	11.0%	14.3%	12.9%	4.0%	19.7%
Sustainability	53	52	4.0%	4.1%	4.0%	(2.2)%	10.5%
MEDSURG	$939	$905	3.9%	7.4%	8.4%	(9.1)%	4.5%

Neurotechnology and Spine
Neurotechnology	272	245	10.5%	17.0%	19.4%	(2.5)%	13.4%
Spine	186	185	0.8%	4.1%	8.7%	(15.9)%	(5.6)%
NEUROTECHNOLOGY AND SPINE	$458	$430	6.4%	11.5%	14.5%	(7.5)%	6.3%

	Six Months
			% Change
					U.S.	International
	2015	2014	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics
Knees	$691	$698	(1.0)%	3.3%	2.6%	(8.8)%	4.9%
Hips	632	644	(1.9)%	3.7%	6.6%	(12.8)%	(0.1)%
Trauma and Extremities	622	586	6.2%	12.9%	18.1%	(7.9)%	6.7%
Other	113	99	13.4%	16.9%	23.1%	(13.6)%	(0.3)%
ORTHOPAEDICS	$2,058	$2,027	1.5%	6.9%	9.0%	(10.1)%	3.6%

MedSurg
Instruments	700	683	2.5%	6.4%	6.5%	(7.9)%	6.3%
Endoscopy	656	648	1.2%	4.7%	6.4%	(10.9)%	0.7%
Medical	402	358	12.3%	15.2%	14.9%	2.5%	16.5%
Sustainability	108	102	6.6%	6.6%	6.6%	(5.3)%	6.7%
MEDSURG	$1,866	$1,791	4.2%	7.6%	8.2%	(7.5)%	5.6%

Neurotechnology and Spine
Neurotechnology	524	488	7.2%	13.1%	14.9%	(4.4)%	10.4%
Spine	363	362	0.4%	3.6%	5.5%	(11.6)%	(0.9)%
NEUROTECHNOLOGY AND SPINE	$887	$850	4.3%	9.1%	10.5%	(7.0)%	6.4%

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; percentage organic sales growth; adjusted gross profit; adjusted selling, general and administrative expenses; adjusted operating income; adjusted effective income tax rate; adjusted net earnings; and adjusted diluted net earnings per share. We believe that these non-GAAP measures provide meaningful information to assist shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current year results at prior year average foreign currency exchange rates. To measure percentage organic sales growth, we remove the impact of changes in foreign currency exchange rates and acquisitions that affect the comparability and trend of sales. Percentage organic sales growth is calculated by translating current year results at prior year average foreign currency exchange rates excluding the impact of acquisitions. To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, selling, general and administrative expenses, operating income, effective income tax rate, net earnings and diluted net earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures at the end of the discussion of Results of Operations below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures:

STRYKER CORPORATION For the Three and Six Months Ended June 30, 2015 and 2014 (Unaudited - Millions of Dollars, Except Per Share Amounts) RECONCILIATION OF ACTUAL RESULTS TO ADJUSTED RESULTS

2015 Three Months	Gross Profit	Selling, General & Administrative Expenses	Intangible Amortization	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
AS REPORTED	$1,605	$861	$49	$429	$392	2.2%	$1.03
Acquisition and integration related charges (a)
Inventory stepped up to fair value	6	—	—	6	4	0.2	0.01
Other acquisition and integration related	—	(6)	—	6	4	0.2	0.01
Amortization of intangible assets	—	—	(49)	49	34	1.7	0.09
Restructuring related charges (b)	1	(29)	—	30	24	0.2	0.06
Rejuvenate and other recall matters (c)	—	—	—	112	46	11.8	0.12
Legal matters (d)	—	53	—	(53)	(46)	0.5	(0.12)
ADJUSTED	$1,612	$879	$—	$579	$458	16.8%	$1.20

2014 Three Months	Gross Profit	Selling, General & Administrative Expenses	Intangible Amortization	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
AS REPORTED	$1,548	$870	$47	$197	$128	23.5%	$0.33
Acquisition and integration related charges (a)
Inventory stepped up to fair value	9	—	—	9	6	0.6	0.01
Other acquisition and integration related	—	(16)	—	16	11	0.8	0.02
Amortization of intangible assets	—	—	(47)	47	33	2.0	0.09
Restructuring related charges (b)	—	(15)	—	20	20	(1.9)	0.05
Rejuvenate and other recall matters (c)	—	—	—	276	217	(2.6)	0.58
ADJUSTED	$1,557	$839	$—	$565	$415	22.4%	$1.08

2015 Six Months	Gross Profit	Selling, General & Administrative Expenses	Intangible Amortization	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
AS REPORTED	$3,158	$1,753	$98	$835	$616	20.8%	$1.61
Acquisition and integration related charges (a)
Inventory stepped up to fair value	13	—	—	13	8	0.3	0.02
Other acquisition and integration related	—	(19)	—	19	13	0.3	0.04
Amortization of intangible assets	—	—	(98)	98	69	1.4	0.18
Restructuring related charges (b)	2	(54)	—	56	43	0.4	0.11
Rejuvenate and other recall matters (c)	—	—	—	166	95	5.3	0.25
Legal matters (d)	—	53	—	(53)	(46)	0.3	(0.12)
Tax matters (e)	—	—	—	—	84	(10.7)	0.22
ADJUSTED	$3,173	$1,733	$—	$1,134	$882	18.1%	$2.31

2014 Six Months	Gross Profit	Selling, General & Administrative Expenses	Intangible Amortization	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
AS REPORTED	$3,077	$1,729	$92	$328	$198	27.8%	$0.51
Acquisition and integration related charges (a)
Inventory stepped up to fair value	14	—	—	14	9	0.7	0.02
Other acquisition and integration related	—	(32)	—	32	21	1.3	0.05
Amortization of intangible assets	—	—	(92)	92	64	2.2	0.17
Restructuring related charges (b)	1	(24)	—	35	30	(0.7)	0.08
Rejuvenate and other recall matters (c)	—	—	—	620	489	(5.2)	1.29
Tax matters (e)	—	—	—	—	8	(2.9)	0.02
ADJUSTED	$3,092	$1,673	$—	$1,121	$819	23.2%	$2.14

(a)
In 2015 we completed the acquisition of CHG Hospital Beds Inc. In 2014 we completed acquisitions including Patient Safety Technologies, Inc., Pivot Medical, Inc., Berchtold Holding, AG., and Small Bone Innovations, Inc. As a result, we incurred certain acquisition and integration related charges.

(b)	In both 2015 and 2014 we incurred certain restructuring related charges associated with focused workforce reductions, other restructuring activities and long-lived asset impairments.
(c)	Charges represent changes in our best estimate of the minimum end of the range of probable loss to resolve the recall of Rejuvenate and ABG II modular-neck hip stems and other recall matters.
(d)	Amount represents a gain associated with a legal settlement.
(e)	In 2015 charges represent the tax impacts related to the establishment of the European regional headquarters and certain discrete tax items. In 2014 charges relate to certain discrete tax items.